EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Kestrel Energy, Inc.:

We consent to the use of our report dated September 14, 2001, with respect to the consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the year ended June 30, 2001, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement No. 333-99151 on Form S-3.


                                    /s/KPMG LLP
                                    KPMG LLP

Denver, Colorado
January 24, 2003